EXHIBIT 21

                                  SUBSIDIARIES

Owned By                             Jurisdiction of
Registrant                           Incorporation                 Percentage
----------                           -------------                 ----------

Dialysis Corporation of America      Florida                            55.7%
DCA Medical Services, Inc.(1)        Florida                            55.7%
DCA of Adel, LLC(2)                  Georgia                            55.7%
DCA of Central Valdosta, LLC(2)      Georgia                            55.7%
DCA of Fitzgerald, LLC(2)            Georgia                            55.7%
DCA of Hawkinsville, LLC(1)          Georgia                            55.7%
DCA of So. Ga., LLC(2)               Georgia                            55.7%
DCA of Royston, LLC(2)               Georgia                            55.7%
DCA of Baltimore, LLC(3)             Maryland                           55.7%
DCA of Chevy Chase, LLC(4)           Maryland                           44.6%
DCA of Rockville, LLC(2)             Maryland                           55.7%
DCA of Manahawkin, Inc.(42)          New Jersey                         44.6%
DCA of Vineland, LLC(5)              New Jersey                         28.6%
DCA of Cincinnati, LLC(6)            Ohio                               33.4%
DCA of Norwood, LLC(3)               Ohio                               55.7%
DCA of Carlisle, Inc.(4)             Pennsylvania                       44.6%
DCA of Chambersburg, Inc. (4)        Pennsylvania                       44.6%
DCA of Lemoyne, Inc. (2)             Pennsylvania                       55.7%
DCA of Mechanicsburg, LLC (2)        Pennsylvania                       55.7%
DCA of Pottstown, LLC(4)             Pennsylvania                       44.6%
DCA of Wellsboro, Inc.(2)            Pennsylvania                       55.7%
Keystone Kidney Care, Inc.(2)        Pennsylvania                       55.7%
DCA of Ashland, LLC(4)               Virginia                           44.6%
DCA of Warsaw, LLC(2)                Virginia                           55.7%
DCA of Aiken, LLC(2)                 South Carolina                     55.7%
DCA of Aiken II, LLC(3)              South Carolina                     55.7%
DCA of Barnwell, LLC(3)              South Carolina                     55.7%
DCA of Edgefield, LLC(3)             South Carolina                     55.7%

---------------

(1) Owned 100% by Dialysis Corporation of America - inactive.
(2) Owned 100% by Dialysis Corporation of America - active.
(3) Owned 100% by Dialysis Corporation of America - under development.
(4) Owned 80% by Dialysis Corporation of America - active.
(5) Owned 51% by Dialysis Corporation of America - active.
(6) Owned 60% by Dialysis Corporation of America - active.